Exhibit 99.1

NEWS
CONTACT:	Kim Detwiler UNIVEST CORPORATION OF PENNSYLVANIA Vice President, Director of Corporate Communications 215-721-8396, detwilerk@univest.net
FOR IMMEDIATE RELEASE
UNIVEST CORPORATION OF PENNSYLVANIA — UNIVEST NATIONAL
BANK AND TRUST CO. — REPORTS FIRST QUARTER EARNINGS
SOUDERTON, Pa., April 22, 2009 — Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest National Bank and Trust Co. of Souderton, Pa., has reported net income of $3,836,000 or $0.30 basic net income per share for the first quarter ended March 31, 2009, compared to $6,721,000 or $0.52 basic net income per share for the first quarter ended March 31, 2008. Diluted earnings per share were $0.30 for the first quarter ended March 31, 2009, compared to $0.52 per share for the first quarter ended March 31, 2008.
On April 1, 2009, Univest Corporation paid a quarterly cash dividend of $0.20 per share.
About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. Univest National Bank and Trust Co., member FDIC and Equal Housing Lender, offers customers 32 financial service centers, 12 retirement financial services centers, and 38 ATM locations throughout the region, and is the parent company of Univest Capital, Inc., a small ticket commercial finance business; Univest Insurance, Inc., an independent insurance agency headquartered in Lansdale, Pa., which serves commercial and personal customers; and Univest Investments, Inc., Member FINRA and SIPC, a full-service broker-dealer and investment advisory firm. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.
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This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2009
(Dollars in thousands)

Balance Sheet (Period End)	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08
Assets	$2,065,901	$2,084,797	$2,046,390	$2,012,659	$2,059,572
Securities	410,357	432,266	406,965	419,804	463,553
Loans and leases, gross	1,455,492	1,450,436	1,441,899	1,398,269	1,357,887
Allowance for loan and lease losses	14,720	13,118	14,954	13,713	12,997
Loans and leases, net	1,440,772	1,437,318	1,426,945	1,384,556	1,344,890
Total deposits	1,573,052	1,527,328	1,507,527	1,504,007	1,616,843
Non-interest bearing deposits	218,148	221,863	226,606	233,436	230,531
NOW, Money Market and Savings	819,659	795,495	783,830	788,177	925,613
Time deposits	535,245	509,970	497,091	482,394	460,699
Borrowings	245,962	312,736	304,368	275,345	202,073
Shareholders’ equity	206,238	203,207	204,251	203,138	203,263

	For the three months ended,
Balance Sheet (Average)	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08
Assets	$2,059,965	$2,028,900	$2,020,537	$2,044,987	$2,005,682
Securities	419,995	403,783	412,271	450,070	441,533
Loans and leases, gross	1,446,157	1,437,727	1,422,774	1,392,177	1,354,584
Deposits	1,555,964	1,523,964	1,503,402	1,560,015	1,565,693
Shareholders’ equity	204,544	205,384	205,062	205,464	200,439

Asset Quality Data (Period End)	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08
Nonaccrual loans and leases	$3,675	$5,029	$7,871	$6,992	$6,165
Troubled debt restructured	747	380	563	423	—
Other real estate owned	2,824	346	346	—	—
Nonperforming assets	9,355	6,900	10,358	10,422	9,680
Allowance for loan and lease losses	14,720	13,118	14,954	13,713	12,997
Nonperforming loans and leases / Loans and leases	0.45%	0.45%	0.69%	0.75%	0.71%
Allowance for loan and lease losses / Loans and leases	1.01%	0.90%	1.04%	0.98%	0.96%
Allowance for loan and lease losses / Nonperforming loans	225.39%	200.15%	149.36%	131.58%	134.27%

	For the three months ended,
	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08
Net loan and lease charge-offs	$554	$4,263	$1,804	$1,582	$1,088
Net loan and lease charge-offs (annualized) / Average loans and leases	0.16%	1.18%	0.50%	0.46%	0.32%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2009
(Dollars in thousands, except per share data)

	For the three months ended,
For the period:	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08

Interest income	$24,402	$26,455	$26,661	$26,935	$28,007
Interest expense	8,057	9,630	10,148	10,370	12,162

Net interest income	16,345	16,825	16,513	16,565	15,845
Provision for loan and lease losses	2,156	2,427	3,046	2,297	999

Net interest income after provision	14,189	14,398	13,467	14,268	14,846
Noninterest income:
Trust fee income	1,425	1,171	1,578	1,628	1,627
Service charges on deposit accounts	1,613	1,723	1,719	1,708	1,658
Investment advisory commission and fee income	754	536	581	642	615
Insurance commissions and fee income	1,986	1,128	1,266	1,271	2,058
Bank owned life insurance income	157	25	241	1,734	791
Net (loss) gain on sales of and impairments on securities	(1,140)	(122)	(692)	(213)	56
Other income	1,379	867	871	1,209	938

Total noninterest income	6,174	5,328	5,564	7,979	7,743
Noninterest expense
Salaries and benefits	9,432	8,291	7,935	8,019	8,168
Premises and equipment	2,233	2,225	2,110	2,085	2,057
Other expense	3,838	4,351	3,620	4,981	3,383

Total noninterest expense	15,503	14,867	13,665	15,085	13,608

Income before taxes	4,860	4,859	5,366	7,162	8,981
Applicable income taxes	1,024	1,054	1,176	1,288	2,260

Net income	$3,836	$3,805	$4,190	$5,874	$6,721

Per Common Share Data:
Book value per share	$15.87	$15.71	$15.83	$15.80	$15.83
Net income per share:
Basic	$0.30	$0.30	$0.33	$0.46	$0.52
Diluted	$0.30	$0.29	$0.33	$0.46	$0.52
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	12,977,369	12,921,814	12,874,648	12,855,379	12,839,040
Period end shares outstanding	12,996,291	12,938,514	12,905,326	12,858,376	12,843,507

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2009

	For the three months ended,
	03/31/09	12/31/08	09/30/08	06/30/08	03/31/08

Profitability Ratios (annualized)

Return on average assets	0.76%	0.75%	0.82%	1.16%	1.35%
Return on average shareholders’ equity	7.61%	7.37%	8.13%	11.50%	13.49%
Net interest margin (FTE)	3.76%	3.83%	3.76%	3.74%	3.66%
Efficiency ratio (1)	65.70%	64.32%	59.15%	57.34%	54.77%

Capitalization Ratios

Dividends paid to net income	67.75%	67.94%	61.50%	43.77%	38.22%
Shareholders’ equity to assets (Period End)	9.98%	9.75%	9.98%	10.09%	9.87%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.